SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549





                                FORM 8-K/A-1
                               Current Report

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) March 19, 1996



                      Lynch Corporation
           (Exact name of registrant as specified in its charter)



        INDIANA                    1-106           38-1799862
    (State or
other jurisdiction              (Commission     (IRS Employer
    of Corporation)            file Number)   Identification No.)



     Eight Sound Shore Drive, Suite 290, Greenwich, CT 06830
Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code: 203/629-3333




        (Former name or former address, if changed since last report)

Item 4.   Changes in Registrant's Independent Auditors

     Item 4 in Form 8-K is amended in its entirety to read as follows:

     Effective March 19, 1996, The Morgan Group, Inc. ("Morgan"), dismissed Arthur Andersen, LLP and retained Ernst & Young, LLP, which audits Registrant. The report of Registrant's independent accountants expressed reliance upon the audit of Morgan (a significant subsidiary) by Arthur Andersen. The decision to change auditors was approved by Morgan's Board of Directors and Registrant's Audit Committee.

     Arthur Andersen's report on Morgan's financial statements for neither of the two most recent fiscal years contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

     During the last two fiscal years and from February 5, 1996 to the date of dismissal on March 19, 1996, there were no disagreements between Morgan or Registrant and Arthur Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction or Arthur Andersen, would have caused it to make a reference to the subject matter of the disagreement in connection with its report.



Item 7.  Financial Statements and Exhibits

     Exhibit 16(b) - Letter Re: Change in Certifying Accountant

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   LYNCH CORPORATION
                                   (Registrant)



                                   s/ Robert E. Dolan
                                      Robert E. Dolan
                                      Chief Financial Officer


Date:  April 4, 1996

Exhibit 16(b)





April 4, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Gentlemen:

     We have read Item 4 of amended Form 8-K dated April 4, 1996 of Lynch Corporation, to be filed with the Securities and Exchange Commission and are in agreement with the statement contained in the second and third paragraph therein.

Very truly yours,



Arthur Andersen LLP

MAL